UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): July 25, 2014

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	April '14	May '14	June '14
Process Management	+10 to 15	+15	+5 to 10
Industrial Automation	+5 to 10	+5	+5
Network Power	+5 to 10	+5 to 10	0 to +5
Climate Technologies	+5 to 10	+5	0 to +5
Commercial & Residential Solutions	0 to +5	0 to +5	0 to +5
Total Emerson	+5 to 10	+5 to 10	+5

June 2014 Orders Comments

Trailing three-month orders grew 5 percent, moderating from recent trends as uneven project timing contributed to slower growth. All segments grew, with Process Management and Industrial Automation strongest, and currency translation added 2 percentage points. Business investment levels continued to recover, albeit slowly and mixed among industries, as global economic conditions reflected uncertainty in some markets. Near term trends are expected to improve, with underlying orders growth anticipated between 5 and 7 percent in the fourth quarter.

Process Management orders reflected solid market conditions, supported by sustained strength in the energy and chemical industries, even as trends slowed due to uneven project timing. Strong demand in the Americas and Asia was led by Canada, Mexico, and India, and moderate growth in Europe was driven by North Sea projects, offsetting slower demand in Russia. Middle East/Africa remained weak. Currency translation added 4 percentage points, primarily due to backlog revaluation.

Industrial Automation orders trends remained steady, as global market conditions for capital goods continued to recover gradually. Growth was led by power generating alternators and fluid automation, with more modest growth in the other businesses. Currency translation added 1 percentage point.

Network Power orders increased modestly, reflecting solid growth for telecommunications infrastructure and mixed market conditions for data center solutions. Trends in Asia were strong, North America steady, and Europe soft, as a large data center project dropped out of the reporting period. Weakness continued in Latin America. Currency translation added 1 percentage point.

Climate Technologies orders growth continued, moderating slightly. Strength in air conditioning was led by Asia and the residential business in North America, while commercial markets remained slow. In refrigeration, gains in the global stationary and transportation businesses were partially offset by soft industrial demand. Growth decelerated in Europe. Sensors and controls demand remained soft, particularly in North America.

Commercial & Residential Solutions orders improved slightly, as market conditions improved modestly in North America. Growth was led by the professional tools and residential storage businesses.

Upcoming Investor Events

On Tuesday, August 5, 2014, Emerson will report third quarter 2014 results. Management will discuss the results during a conference call at 2:00 p.m. ET the same day. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will be available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	July 25, 2014	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary